                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        TIS MORTGAGE INVESTMENT COMPANY
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No Fee Required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________
     (5)  Total fee paid:

          ______________________________________________________________________
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________
     (3)  Filing Party:

          ______________________________________________________________________
     (4)  Date Filed:

          ______________________________________________________________________
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                        TIS Mortgage Investment Company
                        655 Montgomery Street, Suite 800
                        San Francisco, California 94111


                                 June 14, 1999


Dear Stockholder:

     The annual meeting of stockholders held June 11, 1999, was adjourned without transacting any business because the number of shares of common stock present in person and represented by proxy was not sufficient to establish a quorum. The meeting will reconvene on July 2, 1999, at 9:00 a.m., at the Park Hyatt Hotel located at 333 Battery Street, San Francisco, California. You are cordially invited to attend. At the meeting, stockholders will be asked to elect two Class I directors, two Class II directors and two Class III directors. We will also conduct any other business that may properly come before the meeting.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE RECONVENED MEETING, TO ASSURE YOUR REPRESENTATION WE URGE YOU TO SIGN, DATE AND RETURN OUR WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED WITH OUR WHITE PROXY CARD FOR THAT PURPOSE.

     As we previously advised you, Frederick G. Tobin has attempted to nominate himself and five other individuals (collectively, the "Tobin Committee") for election as directors. WE STRONGLY OPPOSE MR. TOBIN'S ATTEMPT TO NOMINATE SIX DIRECTORS TO THE COMPANY'S BOARD, AND WE PROPOSE THE ELECTION OF ALL SIX CURRENT DIRECTORS. We believe that his nominations are not valid, because Mr. Tobin was not a stockholder of record at the times required by our bylaws to be eligible to nominate directors. IRRESPECTIVE OF THE VALIDITY OF MR. TOBIN'S NOMINATIONS, WE BELIEVE THAT MR. TOBIN AND HIS OTHER NOMINEES DO NOT MERIT ELECTION AS DIRECTORS OF THE COMPANY.

     WE STRONGLY RECOMMEND THAT YOU NOT SIGN ANY PROXY CARD SENT TO YOU BY THE TOBIN COMMITTEE. DO NOT TURN CONTROL OF YOUR COMPANY OVER TO THIS GROUP WHO HAVE NEVER HAD A MEETING, HAVE NOT EVEN INDICATED WHAT THEY WOULD DO IF ELECTED, DO NOT KNOW ONE ANOTHER AND APPEAR TO SHOW MORE INTEREST IN BEING ELECTED DIRECTORS THAN IN WHAT THEY WILL DO IF ELECTED.

     In connection with the California litigation described in the Company's proxy statement dated June 3, 1999, the plaintiff, Henry G. Elkins, Jr., one of Mr. Tobin's nominees, had filed a motion for further injunctive relief asking the court to enjoin the Company from rejecting Mr. Tobin's nominations. On June 9, 1999, the court denied Mr. Elkins' motion for injunctive relief on the basis that the relief requested was not properly before the court.


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     OUR BOARD IS INTIMATELY FAMILIAR WITH THE COMPANY AND THE REAL ESTATE
INDUSTRY. WE BELIEVE THAT A CHANGE IN THE BOARD AT THIS TIME WOULD BE HIGHLY DISRUPTIVE TO THE STRATEGY THE COMPANY IS ACTIVELY PURSUING. We are fully committed to returning the Company to profitability by changing its core business from investment in mortgage instruments to investment in a variety of real properties, such as multi-family housing, shopping centers and other development projects. To assist in the implementation of the Company's business strategy, we have revitalized the Board by accepting the resignations of five directors and reducing the number of directors from nine to six. We have also filled the resulting vacancies with two new directors, who we believe will advance our stockholders' interests through their energy, skills and expertise.

     AGAIN, YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE RECONVENED MEETING, TO ASSURE YOUR REPRESENTATION, WE URGE YOU TO SIGN, DATE AND RETURN OUR WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED WITH OUR WHITE PROXY CARD FOR THAT PURPOSE. WE ALSO STRONGLY RECOMMEND THAT YOU NOT SIGN ANY PROXY CARD SENT BY THE TOBIN COMMITTEE.

     We thank you for your continued support.

                                           Sincerely yours,

                                           /s/ Douglas B. Fletcher

                                           Douglas B. Fletcher
                                           Chairman of the Board


                                           /s/ Lorraine O. Legg

                                           Lorraine O. Legg
                                           President and Chief Executive Officer


                                           /s/ Anthony H. Barash

                                           Anthony H. Barash
                                           Director


                                           /s/  Patricia M. Howe

                                           Patricia M. Howe
                                           Director


                                           /s/ Robert W. Ledoux

                                           Robert W. Ledoux
                                           Director


                                           /s/ J. David Schemel

                                           J. David Schemel
                                           Director